UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 20, 2009

SINO CLEAN ENERGY INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51753	75-2882833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Room 1605, Suite B, Zhengxin Building
No. 5, Gaoxin 1st Road, Gaoxin District
Xi’an, Shaanxi Province, People’s Republic of China

(Address of Principal Executive Offices)

(8629) 8406-7376

 (Issuer Telephone Number)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On July 20, 2009, Sino Clean Energy Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) with several institutional and/or accredited investors (collectively the “Purchasers”) pursuant to which the Company sold and issued to the Purchasers $6.177 million in aggregate principal amount of 10% senior secured convertible notes (the “Notes”) initially due July 16, 2012, and warrants to purchase up to approximately 16.26 million shares of common stock (the “Warrants”) in a private placement pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).  The transaction closed on July 20, 2009, and net proceeds to the Company, after deducting transaction-related fees and expenses, were approximately $5.3 million.

As disclosed in the Company’s current report on Form 8-K filed with the SEC on July 8, 2009 (the “Form 8-K”), the Company previously sold and issued $5.415 million in aggregate principal amount of the Notes and Warrants to purchase up to 14.25 million shares of common stock pursuant to the Agreement to several other institutional and/or accredited investors on July 1, 2009. The terms and conditions of the Agreement, the Notes and the Warrants as described in the Form 8-K are incorporated hereby, and are qualified in their entirety by the form thereof included as exhibits to the Form 8-K and incorporated herein.

The Company is also obligated to issue to Axiom Capital Management, Inc., who acted as placement agent in this transaction and the one closed on July 1, 2009, a warrant to purchase up to approximately 3.7 million shares of common stock at an exercise price of $0.228 per share at such time that the Company effectuates an increase of the number of authorized shares of common stock.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures under Item 1.01 are incorporated in this Item 2.03 by reference.

Item 3.02.              Unregistered Sales of Equity Securities

The disclosures under Item 1.01 are incorporated in this Item 3.02 by reference.

The issuance of the Notes and the Warrants to the Purchasers pursuant to the Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D thereof. The Company made this determination based on the representations of each of the Purchasers, which included, in pertinent part, that such Purchaser was an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that such Purchaser was acquiring these securities for investment purposes for its own respective account and not as a nominee or agent and not with a view to the resale or distribution thereof, and that such Purchaser understood that these securities, including the underlying shares of common stock that these securities are convertible into or exercisable for, may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 8.01       Other Events.

On July 22, 2009, the Company issued a press release announcing the closing of the transactions described in Item 1.01.  A copy of the press release is attached as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.

The information in Item 8.01 and Item 9.01(d) in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1 99.2 99.3 99.4	Form of Securities Purchase Agreement by and among the Company and the Purchasers (1)
Form of 10% Senior Secured Convertible Note issued to the Purchasers (1)
Form of Warrant issued to the Purchasers (1)
Press Release dated July 22, 2009*

________

* Filed herewith.

(1)     Filed as an exhibit to the Company’s current report on Form 8-K filed with the SEC on July 8, 2009, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 22, 2009	SINO CLEAN ENERGY INC. (Registrant)

	By:	/s/ Baowen Ren
Baowen Ren
Director and Chief Executive Officer